Grant Park Fund

Class A, B, Legacy 2, Global 2 and Global 3 Units

Monthly Performance Report • October 2014



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GRANT PARK FUND

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: October 2014

Currencies: The Japanese yen fell to a 4-year low versus the U.S. dollar after the Bank of Japan unexpectedly expanded their quantitative easing measures. The dollar also strengthened after the Federal Open Market Committee suggested optimism for U.S. economic growth. The euro fell on speculation the European Central Bank might implement further stimulus initiatives to aid ailing Eurozone nations.

Energy: Prices in the crude oil complex declined sharply as global supplies increased and forecasts for ongoing industrial demand remained weak. Natural gas markets fell to an 11-month low due to larger-than-expected domestic inventories and abnormally warm temperatures in the U.S.

Equities: U.S. and Asian equity markets were volatile but finished the month generally higher. Investors liquidated equity holdings early in the month because of concerns surrounding Eurozone economic growth, the impact of a possible interest rate hike in the U.S., and the spread of Ebola. At month's end, however, the equity markets reversed upward and finished higher in reaction to strong corporate earnings reports and beliefs additional stimulus in Japan would benefit the global economy.

Fixed Income: U.S. Treasury markets finished higher after sharp declines in the equity markets prompted a flight-to-quality. Concerns surrounding the Ebola virus and the European banking system added to the rally in the U.S. debt markets. German Bund prices also moved higher, supported by weak German investor confidence data and by the news Standard & Poor's would be downgrading France's credit rating.

Grains/Foods: U.S. grains markets rallied in reaction to weather-related delays in harvesting this season's crops. Strong international demand for U.S. crops also helped to drive prices higher. Coffee prices fell after rain in key farming areas in Brazil helped to ease supply concerns.

Metals: Gold prices fell more than 3% for the month as strength in the U.S. dollar reduced demand for dollar-hedging assets. Upbeat Chinese and European economic data also weighed on gold prices. Copper markets rallied after China released better-than-expected Chinese manufacturing data and in anticipation the expansion of stimulus initiatives in Europe and Japan will boost global industrial demand.

A Units (Closed to New Investment)

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%	0.9%	0.6%	-0.9%	4.2%	2.2%	0.6%			**1.0%**

B Units (Closed to New Investment)

2003	2004	2005	2006	2007	2008	2009
7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%	0.9%	0.5%	-0.9%	4.2%	2.2%	0.5%			**0.6%**

Legacy 2 Units

2009
--3.6%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-7.8%	0.8%	4.1%	1.7%	-3.5%	-0.1%	-1.5%	2.8%	3.2%	4.3%	-2.3%	4.6%	**5.7%**
2011	-0.4%	2.3%	-2.2%	3.8%	-6.6%	-3.7%	3.2%	-1.7%	-1.6%	-4.4%	-0.4%	0.1%	**-11.4%**
2012	0.2%	1.0%	-2.0%	0.2%	6.2%	-4.6%	3.7%	-1.1%	-1.9%	-5.5%	-0.5%	0.7%	**-4.3%**
2013	1.6%	-2.7%	1.4%	1.2%	-2.7%	-2.9%	-0.1%	-2.1%	-0.7%	1.8%	2.4%	1.0%	**-1.9%**
2014	1.6%	1.4%	-2.7%	0.3%	1.1%	0.7%	-0.7%	4.3%	2.4%	0.8%			**2.6%**

Global 2 Units

2009
--4.6%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-7.8%	0.7%	3.6%	1.5%	-2.2%	0.3%	-2.5%	2.7%	1.9%	3.7%	-2.2%	3.6%	**2.6%**
2011	-0.8%	2.0%	-1.9%	2.9%	-6.5%	-3.4%	3.1%	-1.3%	-1.4%	-4.0%	-0.4%	0.0%	**-11.4%**
2012	0.4%	0.9%	-2.0%	0.3%	6.3%	-4.6%	3.8%	-1.2%	-1.9%	-5.4%	-0.5%	0.7%	**-3.5%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.1%	**-1.4%**
2014	1.7%	1.4%	-2.7%	0.3%	1.1%	0.7%	-0.7%	4.3%	2.4%	0.8%			**2.8%**

Global 3 Units

2009
-6.0%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%	1.0%	0.6%	-0.8%	4.2%	2.2%	0.7%			**1.4%**

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

A, B and Legacy Units

Trading Performance by Sector


8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
October
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
21%	12%	16%	32%	8%	11%

Global Units

Trading Performance by Sector


8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
October
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
21%	12%	16%	32%	8%	11%

Sector Positions at Month-End


Commodities 31%
Financials 69%
Energies 12%
Grains 8%
Metals 11%
Currencies 21%
Equities 16%
Fixed Income 32%
Nov 13
Dec 13
Jan 14
Feb 14
Mar 14
Apr 14
May 14
Jun 14
Jul 14
Aug 14
Sep 14
Oct 14
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	5.04%	4.46%	6.31%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - October 2014	
Total Fund Assets (A,B, Legacy, Global)	$303M
12-Month Return	4.2%
Average 12-Month Return	15.0%
36-Month Cumulative Return	-9.4%
60-Month Cumulative Return	-16.7%
Compounded Annualized ROR	11.1%
3-Year Compounded Annualized ROR	-3.2%
5-Year Compounded Annualized ROR	-3.6%
10-Year Compounded Annualized ROR	1.4%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (1/09 - 3/14)	-30.3%
Average 1-month Gain	6.0%
Average 1-month Loss	-4.1%
# of Winning Months	161
# of Losing Months	149

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] October 2004 - September 2014	
Moved in Opposite Directions	41%
Positive Results for Both	37%
Negative Results for Both	22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.